                                                              Exhibit 23(h)(vii)



                                    [FORM OF]
                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is entered into as of this ____day of ___, 2006 among __________. ("Insurance Company"), on behalf of itself and certain of its separate accounts; ___________ ( "Trust"); AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts");

         WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

         WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

         WHEREAS, the Series is divided into various funds (the "Master Funds"), and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund;

         WHEREAS, the Trust is divided into various series (the "Portfolios"), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

         WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding Master Fund as set forth in Attachment A, as such Appendix may be amended from time to time by mutual agreement in writing, with each such Portfolio having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund;

         WHEREAS, certain Master Funds (through the Portfolios) listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts listed on Attachment B; and

         WHEREAS, CRMC is the investment adviser for the Series.

         NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Series and CRMC hereby agree as follows:

         1. The Series and CRMC each represents and warrants to Insurance Company and the Trust that: (a) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; (c) the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company and the Trust expressly for use therein; and (d) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

         2. Insurance Company and the Trust each represents and warrants to the Series and CRMC that (a) the shares of the Portfolios are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws;
(b) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Delaware; (c) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC or the Series expressly for use therein;

and (e) Insurance Company and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

         3. (a) The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of:
(1) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (2) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

         (b) The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

         4. The Series agrees to make Class 1 shares of the Master Funds listed on Attachment A hereto available to the Portfolios. Master Fund shares to be made available to Accounts for the Contracts (through the Portfolios) shall be sold by the Series and purchased by the Trust for a given Account at the net asset value of the respective class of the respective Master Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series.

         For purposes of this Paragraph 4, Insurance Company shall be a designee of the Trust and the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by both the Trust and the Series; provided that the Trust and the Series each receive notice of such order by 9:30 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates the net asset values of each class of shares of each Master Fund pursuant to the rules of the Commission. The Series will make the Class 1 shares of each Master Fund available indefinitely for purchase at the applicable net asset value per share by the Trust and the Accounts on those days on which the Series calculates the net asset values of each such class pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset values on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for Class 1 shares of each Master Fund available to the Trust on a daily basis as soon as reasonably practical after the Series calculates such net asset values per share, and the Series shall use its best efforts to make such net asset values per share available by 6:30 p.m. Eastern time. CRMC and the Series shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. The Series and CRMC are responsible for maintaining net asset values for each class of each Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and the Trust and the Series shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

         The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Series reserves the right to reject any purchase order if, in the opinion of the officers of the Series or CRMC, the trading activities of any contract owner, through the Trust, is or potentially may be harmful to the Series.

         Insurance Company and the Trust have policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

         5. The Trust will make shares of the Portfolios listed on Appendix C available only to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Portfolios.

         6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts corresponding to the Class 1 shares of each Master Fund (each, a "Subaccount") for investment in shares of the Portfolios as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

         7. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular Master Fund will be recorded by the Series as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

         8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares of that Master Fund. The

Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

         9. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms of the Master Funds' then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 9:30 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

         10. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

         With respect to any prospectus and annual and semi-annual reports (the "Reports") of the Series that are printed in combination with any one or more such Reports of other investment options for the Contracts (the "Booklet"), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series' Reports included in the Booklet to the number of pages in the Booklet as a whole.

         11. Insurance Company shall bear the expenses for the cost of preparation and delivery of Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

         12. Insurance Company and the Trust represent and warrant to the Series that any information furnished in writing by Insurance Company or the Trust to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         The Series represents and warrants to Insurance Company and the Trust that any information furnished in writing by the Series to Insurance Company or the Trust for use in the registration statement of the Trust or Insurance Company will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         13. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by CRMC or its affiliates.

         14. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company. The Series represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Series agrees that each Master Fund will comply with the diversification requirements of Section
817. The Series also agrees to maintain each Master Fund's qualification as a "regulated investment company" ("RIC") under the Code. The Series will provide Insurance Company and the Trust with securities holdings reports for each Master Fund within ten days after each calendar quarter.

         15. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more of the Portfolios or Master Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Insurance Company and the Trust of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

         The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

         16. Insurance Company and the Trust agree to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Series or CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Insurance Company's or the Trust's: (a) making untrue statements of material facts or omitting material facts in the for the Trust's or a Contract's registration statement, prospectus, statement of additional information, semi-annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that the Series or CRMC includes in the same materials of the Series, provided that Series or CRMC relies on information supplied by Insurance Company or the Trust; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts, Portfolio or Master Fund shares; and (d) breaching this Agreement or a representation or warranty.

         17. The Series and CRMC each agrees to indemnify and hold Insurance Company and the Trust harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Insurance Company or the Trust may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that the Series includes in its materials, provided the Insurance Company or the Trust relies on information supplied by the Series; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series with respect to the sale of the Contracts, Portfolio or Master Fund shares or the operation of the Series or a Master Fund; (d) failure of the Series to comply with any Master Fund's investment objectives, policies and restrictions; and (e) breaching this Agreement or a representation or warranty, including, but not limited to, the representations, warranties and covenants in Section 14.

         18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

         19. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

         (a)      by mutual agreement at any time; or

         (b) any party at any time upon sixty days' written notice to the other parties; or

         (c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

         (d) at the option of Insurance Company or the Trust, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available; or

         (e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code;or

         (f) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Porfolios or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series to each of the other parties; or

         (g) at Insurance Company's option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (h) at the option of the Series or CRMC by written notice to Insurance Company and the Trust if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

         The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

         20. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         IF TO INSURANCE COMPANY:

         WITH A COPY TO:

         IF TO THE TRUST:

         IF TO SERIES:
         American Funds Insurance Series
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:  Michael J. Downer, Senior Vice President
         Facsimile No.: (213) 486-9041

         WITH A COPY TO:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
                     Fund Business Management Group
         Facsimile No.:  (213) 486-9041

         IF TO CRMC:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, CA 90071
         Attention:  Michael J. Downer, Senior Vice President and Legal Counsel,
                     Fund Business Management Group, and Secretary
         Facsimile No.:  (213) 486-9041

         WITH A COPY TO:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
                     Fund Business Management Group
         Facsimile No.:  (213) 486-9041

         21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

         22. If this Agreement terminates, the Series, at Insurance Company's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance Company agrees not to redeem shares unless: (a) the Agreement is terminated; (b) legitimately required to do so according to a Contract owner's request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) unless Insurance Company or the Trust provides at least sixty (60) days advance written notice.

         23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Trust, Insurance Company and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC.

         24. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         25. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

         26. The following Paragraphs shall survive any termination of this
Agreement: 4, 16, 17, 20-26.

         27. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.


                                            INSURANCE COMPANY (ON BEHALF OF ITSELF
                                            AND EACH ACCOUNT)

Attest:
                                            By:  ______________________________
___________________________                 Its:


                                            THE TRUST
Attest:
                                            By:  ______________________________
___________________________                 Its:


                                            AMERICAN FUNDS INSURANCE SERIES

Attest:
                                            By:  ______________________________
___________________________                 Its:  Secretary


                                            CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:
                                            By:  ______________________________
___________________________                 Its:   Vice President and Secretary

                                  Attachment A

                    Master Funds and Corresponding Portfolios


American Funds Insurance Series Master Funds:-               Trust Portfolios:
------------------------------------------------------------ ---------------------------------------------------------
    [ ]                                                          [ ]
------------------------------------------------------------ ---------------------------------------------------------
    [ ]                                                          [ ]
------------------------------------------------------------ ---------------------------------------------------------
    [ ]                                                          [ ]
------------------------------------------------------------ ---------------------------------------------------------
    [ ]                                                          [ ]
------------------------------------------------------------ ---------------------------------------------------------

                                  Attachment B



                               LIST OF ACCOUNTS:






                                       13